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                                                Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-75727


PROSPECTUS SUPPLEMENT
(To Prospectus dated June 29, 1999)


                        SATILLA FINANCIAL SERVICES, INC.
                         A PROPOSED HOLDING COMPANY FOR

                             SATILLA COMMUNITY BANK
                               (IN ORGANIZATION)

                                  Common Stock
                        Minimum Offering--460,000 Shares
                        Maximum Offering--550,000 Shares

     This supplement to our prospectus dated June 29, 1999 extends our offering until 5:00 P.M. Eastern Time on Tuesday, November 30, 1999. This supplement constitutes an offer to purchase our common stock only if accompanied by our prospectus.

     INVESTING IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS.

         The date of this prospectus supplement is September 30, 1999.